Exhibit 4(b)


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                         THIRTY-FOURTH SUPPLEMENTAL INDENTURE
                              Dated as of August 1, 1998
                                     ------------
                            TUCSON ELECTRIC POWER COMPANY
                                          to

                              THE CHASE MANHATTAN BANK,
                                             AS TRUSTEE

                                     ------------


                    Creating a New Issue of First Mortgage Bonds,
                              Collateral Series due 2008

                                     ------------



               Supplemental to Indenture dated as of April 1, 1941, of
            The Tucson Gas, Electric Light and Power Company (predecessor to Tucson Electric Power Company), to The Chase National Bank
                 of the City of New York, as Trustee (predecessor to
                              The Chase Manhattan Bank).


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


               THIRTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of August 1, 1998, made by and between Tucson Electric Power Company ("Company"), a corporation organized and existing under the laws of the State of Arizona, having its principal place of business at 220 West Sixth Street, in the City of Tucson, Arizona, party of the first part, and The Chase Manhattan Bank, trustee ("Trustee"), a banking corporation organized and doing business under the laws of the State of New York, having its principal corporate trust office at 450 W. 33rd Street, New York, N.Y., as Trustee, party of the second part.

               WHEREAS, The Tucson Gas, Electric Light and Power Company, predecessor of the Company and herein called the "Predecessor Company", heretofore executed and delivered to The Chase National Bank of the City of New York, as Trustee ("Predecessor Trustee"), its Indenture dated as of April 1, 1941 ("Original Indenture") to secure its First Mortgage Bonds, issuable in series; and

               WHEREAS, on March 31, 1955 The Chase National Bank of the City of New York was merged into President and Directors of the Manhattan Company under the name of The Chase Manhattan Bank, and The Chase Manhattan Bank became the successor Trustee under the Original Indenture as supplemented and amended; and

               WHEREAS, on February 20, 1964 the Predecessor Company was merged with and into the Company and the Company assumed and agreed to pay the principal of and premium, if any, and interest on all bonds then issued and outstanding under the Indenture, also agreeing to perform and fulfill all the covenants and conditions of the Indenture binding upon the Predecessor Company, and also agreeing that the Company succeed and be substituted for the Predecessor Company under the Indenture; and

               WHEREAS, on September 9, 1965 The Chase Manhattan Bank became The Chase Manhattan Bank (National Association) and the continuity of the business of The Chase Manhattan Bank including its business of acting as corporate trustee, and its corporate existence, was not affected, so that The Chase Manhattan Bank (National Association) was vested with all the trusts, powers, discretions, immunities, privileges and all other matters as were vested in the Predecessor Trustee under the Indenture, with like effect as if originally named as Trustee therein; and

               WHEREAS, on July 14, 1996 The Chase Manhattan Bank (National Association) merged with and into Chemical Bank and the surviving corporation was renamed The Chase Manhattan Bank, and The Chase Manhattan Bank thereby became the successor Trustee under the Indenture so that The Chase Manhattan Bank is vested with all the trusts, powers, discretions, immunities, privileges and all other matters as were vested in the Predecessor Trustee under the Indenture, with like effect as if originally named as Trustee therein; and

               WHEREAS, the Company (or the Predecessor Company) has heretofore executed and delivered to the Trustee (or the Predecessor Trustee) the Original Indenture and the indentures supplemental thereto, and has issued the series of bonds, set forth below:

                        Indenture or        Date
                        Supplemental     ---------            Series
                         Indenture                           of Bonds
                        ------------                         --------
                      Original        Apr. 1, 1941    3 1/2% Series due 1966
                 1    First           Oct. 1, 1946         None
                      Second          Oct, 1, 1947    3 1/8% Series due 1977
             2,4,5    Third           Apr. 1, 1949    3 1/8% Series due 1979
               4,5    Fourth          Dec. 1, 1952    3 5/8% Series due 1982
               4,5    Fifth           Jan. 1, 1955    3 1/4% Series due 1985
               4,5    Sixth           Jan. 1, 1958    4 5/8% Series due 1988
             1,4,5    Seventh         Nov. 1, 1959    5 3/8% Series due 1989
             1,4,5    Eighth          Nov. 1, 1961    4.70%  Series due 1991
                 6    Ninth           Feb. 20, 1964        None
             1,4,5    Tenth           Feb. 1, 1965    4.55%  Series due 1995
             1,4,5    Eleventh        Feb. 1, 1966    4 7/8% Series due 1996
           2,3,4,5    Twelfth         Nov. 1. 1969    8 1/2% Series due 1999
                 2    Thirteenth      Jan. 20. 1970        None
             2,4,5    Fourteenth      Sept. 1, 1971   8 1/8% Series due 2001
               4,5    Fifteenth       Mar. 1, 1972    7.55%  Series due 2002
               4,5    Sixteenth       May 1, 1973     7.65%  Series due 2003
             1,4,5    Seventeenth     Nov. 1, 1975    10 1/2% Series due 2005
                 1    Eighteenth      Nov. 1, 1975    Poll. Control Series A
                      Nineteenth      July 1, 1976    Poll. Control Series B
             1,2,4    Twentieth       Oct. 1, 1977    8 1/2% Series due 2009
                      Twenty-First    Nov. 1, 1977    Poll. Control Series C
                      Twenty-Second   Jan. 1, 1978    Poll. Control Series D
                      Twenty-Third    July 1, 1980    Poll. Control Series E
                      Twenty-Fourth   Oct. 1, 1980    Poll. Control Series F
                 2    Twenty-Fifth    Apr. 1, 1981    Poll. Control Series A
                 1    Twenty-Sixth    Apr. 1, 1981    Poll. Control Series B
               1,2    Twenty-Seventh  Oct. 1, 1981    Poll. Control Series G
                 7    Twenty-Eighth   June 1, 1990    12.22% Series due 2000
                      Twenty-Ninth    Dec. 1, 1992    Poll. Control Series H
                      Thirtieth       Dec. 1, 1992    Ind. Develop. Series C
                      Thirty-First    May 1, 1996     Poll. Control Series I
                      Thirty Second   May 1, 1996     Poll. Control Series J
                 8    Thirty-Third    May 1, 1998     12.22% Exch. Series due
                                                      2000


                        Indenture or      Principal         Principal
                        Supplemental       Amount          Amount Out-
                         Indenture          Issued           standing
                        ------------      ---------        -----------
                      Original         $ 3,500,000                 None
                 1    First                   None                 None
                      Second               750,000                 None
             2,4,5    Third              3,500,000                 None
               4,5    Fourth             5,000,000                 None
               4,5    Fifth              3,500,000                 None
               4,5    Sixth              7,500,000                 None
             1,4,5    Seventh            7,500,000                 None
             1,4,5    Eighth            10,000,000                 None
                 6    Ninth                   None                 None
             1,4,5    Tenth             16,000,000                 None
             1,4,5    Eleventh          10,000,000                 None
           2,3,4,5    Twelfth           15,000,000           15,000,000
                 2    Thirteenth              None                 None
             2,4,5    Fourteenth        25,000,000           25,000,000
               4,5    Fifteenth         25,000,000           25,000,000
               4,5    Sixteenth         40,000,000           40,000,000
             1,4,5    Seventeenth       50,000,000                 None
                 1    Eighteenth        15,700,000                 None
                      Nineteenth        25,000,000           23,500,000
             1,2,4    Twentieth         60,000,000           57,900,000
                      Twenty-First      32,500,000                 None
                      Twenty-Second     40,000,000           40,000,000
                      Twenty-Third      16,300,000                 None
                      Twenty-Fourth    100,000,000                 None
                 2    Twenty-Fifth     126,000,000                 None
                 1    Twenty-Sixth     163,000,000                 None
               1,2    Twenty-Seventh   100,000,000                 None
                 7    Twenty-Eighth     96,000,000           31,872,000
                      Twenty-Ninth       3,561,644                 None
                      Thirtieth         20,722,222.22              None
                      Thirty-First      18,347,124                 None
                      Thirty Second     16,149,864                 None
                 8    Thirty-Third      46,878,000           46,878,000

          -------------------
          1    Contains amendatory provisions relating to specific series.
          2    Contains general amendatory provisions.
          3    Contains general amendatory provisions required by the Trust
               Indenture Act of 1939, as amended.
          4    Incorporates covenant regarding replacement reserve (Section
               9, Article IV, of Original Indenture).
          5    Contains (or incorporates) Covenant regarding distributions on and acquisitions of stock (Article V of Third
               Supplemental Indenture).
          6    Contains assumption provisions.
          7    Contains modified covenant regarding distributions on and
               acquisitions of stock and negative covenants regarding liens, businesses other than the Utility Business and Investments.
          8    Contains modified covenant regarding distributions on and
               acquisitions of stock and negative covenants regarding businesses other than the Utility Business and a limitation on the aggregate principal amount of bonds which may be issued under the Indenture.(the Original Indenture, the Supplemental Indentures listed above and this Supplemental
               Indenture being herein collectively referred to as the "Indenture"); and

               WHEREAS, the Predecessor Company covenanted in and by the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Original Indenture and to make subject to the lien thereof property acquired after the execution and delivery of the Original Indenture; and

               WHEREAS, the Company proposes to create a new series of First Mortgage Bonds, to mature August 1, 2008, to be designated as First Mortgage Bonds, Collateral Series due 2008 (hereinafter sometimes called the "Bonds" or "Bonds of the 2008 Series"), and to be issued and delivered to the trustee under the 1998 Indenture (as hereinafter defined) as the basis for the authentication and delivery under the 1998 Indenture of G series of securities, all as hereinafter provided, and to vary in certain respects the provisions contained in Article V of the Original Indenture, to the extent that such provisions apply to the Bonds; and

               WHEREAS, the Company, pursuant to the provisions of the Original Indenture, has, by appropriate corporate action, duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of said Bonds of the 2008 Series and of specifying the form, provisions and particulars thereof as in said Original Indenture provided or permitted and of giving to the Bonds of the 2008 Series the protection and security of the Indenture, and of further confirming the lien of the Indenture upon the additional properties hereinafter described; and

               WHEREAS, the text of the Bonds of the 2008 Series is to be substantially in the form set forth on Exhibit A to this Supplemental Indenture; and

               WHEREAS, all acts and proceedings required by law and by the charter and by-laws of the Company, including all action requisite on the part of its shareholders, directors and officers necessary to make the Bonds of the 2008 Series, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Supplemental Indenture a valid, binding and legal indenture supplemental to the Original Indenture, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

               NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Tucson Electric Power Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and interest and premium, if any, on all bonds from time to time outstanding under the Indenture, according to the terms of said bonds and of the coupons, if any, attached thereto, and to further secure the performance and observance of all the covenants and conditions contained in said bonds and in the Indenture (except any covenant of the Company with respect to the refund or reimbursement of taxes, assessments or other governmental charges on account of the ownership of the bonds of any series or the income derived therefrom, for which the holders of the bonds shall look only to the Company and not to the property hereby mortgaged or pledged), has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto THE CHASE MANHATTAN BANK, as Trustee, and its successor or successors in the trust and its assigns forever, with the same force and effect and subject to the same reservations, exceptions, limitations, restrictions, servitudes, easements, rights and privileges as contained in the original Indenture and to "permitted encumbrances" as defined in the Original Indenture, as though specifically described in the granting clauses of the Original Indenture, all and singular the premises, property, assets, rights and franchises of the Company (except as in the Original Indenture expressly excepted), whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated, including, among other things (but reference to or enumeration of any particular kinds, classes or items or property shall not be deemed to exclude from the operation and effect of the Indenture any kind, class or item not so referred to or enumerated), all right, title and interest of the Company in and to all plants for the generation of electricity by water, steam and/or other power; all power houses, gas plants, gas holders, substations, transmission lines, distributing systems; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture, and chattels; all municipal franchises and other franchises; all lines for the transmission and/or distribution of electric current, or gas, including towers, poles, wires, cables, pipes, conduits, street lighting systems and all apparatus for use in connection therewith; all real estate, lands, leaseholds; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described; it being the intention of the parties that all property of every kind, real, personal or mixed, other than excepted property, which may be acquired by the Company after the date hereof, shall, immediately upon the acquisition thereof by the Company, to the extent of such acquisition, and without any further conveyance or assignment, become and be subject to the direct lien on the Indenture as fully and completely as though now owned by the Company and specifically described in the Indenture.

               TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid premises, property, assets, rights and franchises or any part thereof, with the reversion and reversions, remainder and remainders, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, assets, rights and franchises and every part and parcel thereof.

               And the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the bonds and coupons, or any of them, to be issued hereunder and thereunder, as follows:

                                      ARTICLE I.

                CREATION AND DESCRIPTION OF BONDS OF THE 2008 SERIES.

               SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as First Mortgage Bonds, Collateral Series due 2008. The Bonds of the 2008 Series shall be limited to an aggregate principal amount of One Hundred Forty Million Dollars ($140,000,000), excluding any Bonds of the 2008 Series which may be authenticated in exchange for or in lieu of or in substitution for or on transfer of other Bonds of the 2008 Series pursuant to any provisions of the Original Indenture or of this Supplemental Indenture. Said Bonds shall be substantially in the form set forth in Exhibit A to this Supplemental Indenture.

               All Bonds of the 2008 Series shall mature August 1, 2008. The Bonds of the 2008 Series shall not bear interest. The principal of the Bonds shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of Tucson, upon presentation thereof, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

               The Bonds of the 2008 Series shall be issued and delivered by the Company to Bank of Montreal Trust Company, as trustee under the Indenture, to be dated as of August 1, 1998, as supplemented (the "1998 Indenture"), of the Company to such trustee (the "1998 Indenture Trustee"), as the basis for the authentication and delivery of securities under the 1998 Indenture. As provided in the 1998 Indenture, the Bonds of the 2008 Series, when so issued and delivered, will be registered in the name of the 1998 Indenture Trustee or its nominee and will be owned and held by the 1998 Indenture Trustee, subject to the provisions of the 1998 Indenture, for the benefit of the holders of all securities from time to time outstanding under the 1998 Indenture, and the Company shall have no interest therein. The Bonds of the 2008 Series shall not be transferable except as required to effect transfer to any successor trustee under the 1998 Indenture.


               Anything herein to the contrary notwithstanding, any payment by the Company under the 1998 Indenture of the principal of the securities which shall have been authenticated and delivered under the 1998 Indenture on the basis of the delivery to the 1998 Indenture Trustee of Bonds of the 2008 Series (other than by the application of the proceeds of a payment in respect of such Bonds of the 2008 Series) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of such Bonds of the 2008 Series which is then due.

               The Trustee shall be entitled to presume that the obligation of the Company to pay the principal of the Bonds of the 2008 Series as the same shall become due and payable, whether at maturity, upon redemption or otherwise, shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 1998 Indenture Trustee, signed by an authorized officer thereof, stating that the principal of specified Bonds of the 2008 Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

               Each Bond shall be dated as provided in SECTION 4 of Article II of the Original Indenture and the Bonds of the 2008 Series shall be issued in fully registered form only, in denominations of $1,000 and multiplies thereof.

               The Bonds of the 2008 Series shall be registrable and exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York in the manner and upon the terms set forth in SECTION 5 of Article II of the Original Indenture, without payment of any charge.

               SECTION 2. The Bonds of the 2008 Series may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Original Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of the Supplemental Indenture) in accordance with the written order or orders of the Company.


                                     ARTICLE II.

                      REDEMPTION OF THE BONDS OF THE 2008 SERIES

               SECTION 1. The Bonds of the 2008 Series shall be redeemable prior to maturity at the option of the Company, as a whole at any time, or in part from time to time, upon at least 30 days' prior notice, all as provided in the Indenture, at the principal amount of Bonds so to be redeemed.

               SECTION 2. In the event that all or substantially all of the electric utility properties of the Company at the time subject to the lien of the Indenture shall be sold, taken by eminent domain or otherwise disposed of, as an entirety or substantially as an entirety, and shall be released from the lien of the Indenture, the entire award or other cash proceeds of such sale, taking or other disposition, together with any other Available Moneys (as defined in SECTION 11 of Article VII of the Original Indenture), if any, then held by the Trustee, shall, to the extent and in the manner provided in SECTION 11 of Article VII of the Original Indenture, be applied to the pro rata payment or redemption of the bonds of all series then outstanding under the Indenture, all as more fully provided in the Original Indenture, and the Bonds of the 2008 Series shall, in such event, become subject to such redemption or payment. All such redemptions of the Bonds of the 2008 Series shall be at a redemption price equal to the principal amount thereof.

               SECTION 3. All of the provisions of Article V of the Original Indenture, other than SECTIONs 2 and 3 thereof and the fourth paragraph of SECTION 4 thereof, shall be applicable to the redemption of Bonds of the 2008 Series; and the "Available Moneys", as defined in SECTION 11 of Article VII of the Original Indenture, apportioned to Bonds of the 2008 Series, shall be applied by the Trustee to the payment of the redemption price thereof, or if such apportioned Available Moneys are insufficient for such full payment, then, upon notice similar to that provided in the fourth paragraph of said SECTION 11 in respect of the bonds referred to therein, first to the payment of the unpaid interest accrued to the date fixed for payment and the balance to the payment of the then applicable redemption price (exclusive of such interest), to the extent that such moneys shall suffice, pro rata, as provided in SECTION 11 of Article VII of the Original Indenture, upon presentation and stamping in a manner similar to that provided by SECTION 11 of Article VII of the Original Indenture for the bonds referred to therein and the coupons
          appurtenant thereto.   Until the full amount then due and owing
          on all Bonds of the 2008 Series shall have been paid, no such partial payment shall discharge the obligation of the Company on such Bonds, except to the extent of such partial payment; and the balance of principal, if any, remaining after such payment shall thereafter constitute the unpaid obligation of the Company upon the Bonds of the 2008 Series.

               SECTION 4. The holder of each and every Bond of the 2008 Series issued hereunder hereby agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this Article II.


                                     ARTICLE III.

                                     THE TRUSTEE

                    The Trustee hereby accepts the trusts created by this Supplemental Indenture upon the terms and conditions in the Original Indenture as modified and amended and in this Supplemental Indenture set forth. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or of the due execution hereof by the Company, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XII of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.



                                     ARTICLE IV.

                               MISCELLANEOUS PROVISIONS

               SECTION 1. Subdivision (9) of SECTION 6 of Article III of the Original Indenture is hereby amended to read as follows:

                    (9) An Engineer's Certificate, made and dated not more than 10 days prior to the date of such application, stating that the signers have no knowledge of and do not believe that there have been, since the close of the period covered by the Engineer's Certificate specified in subdivision (3) above, property retirements in an amount which (after reduction of such amount by amounts of the character referred to in Clause (D) of subdivision 3 in respect of such property retirements) exceeds the amount of property additions since the close of such period by more than the amount of the unapplied balance of property additions calculated to be remaining upon the granting of the application (before any reduction of such unapplied balance of property additions by any amount of net property additions applied to the withdrawal of cash deposited with the Trustee in connection with such property retirements).

               SECTION 2. SECTION 1 of Article VIII of the Original Indenture is hereby amended to:

               (a)  insert ";or" at the end of clause (f) therein; and

               (b)  add immediately following clause (f) the following:

                         "(g) so long as the trustee under the Indenture,
                    dated as of August 1, 1998 as the same may be amended and supplemented (the '1998 Indenture'), from the Company to Bank of Montreal Trust Company, trustee (the '1998 Indenture Trustee'), shall hold any bond outstanding hereunder which were delivered to the 1998 Indenture Trustee as the basis for the authentication and delivery of securities under the 1998 Indenture which remain outstanding thereunder, an 'Event of Default' under the 1998 Indenture; provided, however, that, anything in this Indenture to the contrary notwithstanding, the waiver or cure of such 'Event of Default' and the rescission and annulment of the consequences thereof shall constitute a cure of the corresponding default under this Indenture and a rescission and annulment of the consequences thereof."


               SECTION 3. The holders of the Bonds of the 2008 Series shall be deemed to have consented to the execution and delivery of a supplemental indenture containing one or more, or all, of the amendments to the Original Indenture set forth on Exhibit B to this Supplemental Indenture.

               SECTION 4. Subject to the variations contained in Article II of this Supplemental Indenture and the amendments heretofore made or contemplated in this Article IV, the Original Indenture, as heretofore modified, amended and supplemented, is in all respect ratified and confirmed, and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the property subject thereto, and such lien shall remain in full force and effect as security for all Bonds now outstanding or hereinafter issued under the Indenture. All terms defined in
          Article I of the Original Indenture, as heretofore supplemented and amended, shall, for all purposes of this Supplemental Indenture, have the meanings in said Article I specified, unless the context otherwise requires.

               SECTION 5. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall be a legal holiday or a day on which banking institutions in The City of New York are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Supplemental Indenture, and no interest shall accrue for the period after such nominal date.

               SECTION 6. This Supplemental Indenture may be executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.


               IN WITNESS WHEREOF, Tucson Electric Power Company has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and The Chase Manhattan Bank has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President, a Vice President or any Assistant Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or a Trust Officer, for and in its behalf, all as of the day and year first above written.

                                             Tucson Electric Power
                                                 Company

          Attest:                            By:
                 -----------------------        ---------------------------

                 Assistant Secretary               Vice President

          Signed, sealed and delivered
          by Tucson Electric Power
          Company in the presence of:

                                             The Chase Manhattan Bank,
                                                as Trustee
          -----------------------------


          Attest:                            By:
                 -----------------------        ---------------------------

                 Trust Officer                    Assistant Vice President

          Signed, sealed and delivered
          by The Chase Manhattan Bank
          in the presence of:


          -----------------------------

          STATE OF ARIZONA         )
                                   ): ss.:
          COUNTY OF PIMA           )

               On this 31st day of July, 1998, before me personally appeared Kevin P. Larson, who acknowledged himself to be a Vice President and duly authorized agent of Tucson Electric Power Company, an Arizona corporation, and that he, as such Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as a Vice President.

               The foregoing instrument was also acknowledged before me by said Kevin P. Larson, Vice President of Tucson Electric Power Company, an Arizona corporation, on behalf of said corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                        -------------------------------
                                        Notary Public

                                        My commission expires:

          STATE OF NEW YORK        )
                                   ): ss.:
          COUNTY OF NEW YORK       )

               On this 3rd day of August, 1998, before me personally
          appeared                         ,   such officer acknowledged
          himself to be a                           and duly authorized
          agent of The Chase Manhattan Bank, a corporation, and that he, as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

               The foregoing instrument was also acknowledged before me by
          said                       , a                           of The
          Chase Manhattan Bank, a corporation, on behalf of said corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                         -------------------------------
                                         Notary Public

                                         My commission expires:

                                                                  EXHIBIT A

                                    [Form of Bond]

                     This bond is not transferable, except to a successor trustee under the 1998 Indenture
                                 (as defined herein)

          No.                                           $
              -------------------------                  ------------------

                            TUCSON ELECTRIC POWER COMPANY
                   FIRST MORTGAGE BOND, COLLATERAL SERIES DUE 2008
                                 DUE AUGUST 1, 2008

               TUCSON ELECTRIC POWER COMPANY, a corporation of the State of Arizona (hereinafter sometimes called the Company), for value received, promises to pay to
                                                 , or registered assigns,
          the principal sum of
                                                                    DOLLARS

          on August 1, 2008, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of Tucson. This bond shall not bear interest.

             This bond is one of an issue of bonds of the Company, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement, renewal or other fund, established in accordance with the provisions of the indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by a certain mortgage and deed of trust (which, together with all indentures supplemental thereto, including the Thirty-Fourth Supplemental Indenture, dated as of August 1, 1998, is hereinafter called the "Indenture"), dated as of April 1, 1941, made by The Tucson Gas, Electric Light and Power Company (Tucson Electric Power Company, successor by merger) to The Chase National Bank of the City of New York (The Chase Manhattan Bank, successor by merger), now The Chase Manhattan Bank, as Trustee (hereinafter called the "Trustee"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security provided by the Indenture, the rights and limitations of rights of the Company, the Trustee and the holders of said bonds with respect to the security provided by the Indenture, the powers, duties and immunities of the Trustee, the terms and conditions upon which said bonds are and are to be secured, and the circumstances under which additional bonds may be issued, to all of which provisions the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and the rights of the holders of said bonds may be changed and modified, with the consent of the Company, by the affirmative vote of the holders of at least 75% in aggregate principal amount of the bonds then outstanding (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture), or by the affirmative vote of the holders of at least 75% in aggregate principal amount of the bonds of any one or more series then outstanding and entitled to vote and affected by such modification or alteration in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, or in either case by the written consent of the holders of such percentage of bonds; provided, that without the
                                               --------
          consent of the holder hereof no such modification or alteration shall be made which will permit the extension of the time of payment of the principal of or the interest on this bond or a reduction in the principal amount hereof, or premium, if any, or rate of interest hereon or any other modification of the terms of payment of such principal, premium or interest or will deprive the holder of any lien provided by the Indenture upon the mortgaged property or reduce the percentage of bonds required for the aforesaid action under the Indenture. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of bonds created after July 31, 1976 (including this series) so as to change 75% in the foregoing sentence to 60%. This bond is one of a series of bonds designated as the First Mortgage Bonds, Collateral Series due 2008 of the Company.

             The bonds of this series are being issued and delivered by the Company to Bank of Montreal Trust Company, as trustee under the Indenture, dated as of August 1, 1998, as supplemented (the "1998 Indenture"), of the Company to such trustee (the "1998 Indenture Trustee"), as the basis for the authentication and delivery of securities under the 1998 Indenture. As provided in the 1998 Indenture, the bonds of this series are to be registered in the name of the 1998 Indenture Trustee or its nominee and will be owned and held by the 1998 Indenture Trustee, subject to the provisions of the 1998 Indenture, for the benefit of the holders of all securities from time to time outstanding under the 1998 Indenture, and the Company shall have no interest therein. The bonds of this series shall not be transferable except as required to effect transfer to any successor trustee under the 1998 Indenture.

             Anything herein to the contrary notwithstanding, any payment by the Company under the 1998 Indenture of the principal of the securities which shall have been authenticated and delivered under the 1998 Indenture on the basis of the delivery to the 1998 Indenture Trustee of bonds of this series (other than by the application of the proceeds of a payment in respect of such bonds of this series) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of such bonds of this series which is then due.

             The bonds of this series are redeemable prior to maturity at the option of the Company, as a whole at any time, or in part from time to time, upon at least 30 days' prior notice (which may be conditioned upon the deposit of the redemption moneys with the Trustee before the redemption date), all as provided in the Indenture, at the principal amount of bonds so to be redeemed.

             In the event that all or substantially all of the electric utility properties of the Company at the time subject to the lien of the Indenture shall be sold, taken by eminent domain or otherwise disposed of, as an entirety or substantially as an entirety, and shall be released from the lien of the Indenture, the entire award or other cash proceeds of such sale, taking or other disposition, together with certain moneys, if any, then held by the Trustee, shall, to the extent and in the manner provided in the Indenture, be applied to the pro rata payment or redemption of the bonds of all series then outstanding under the Indenture, all as more fully provided therein, and this bond shall, in such event, become subject to such redemption or payment. Any such redemption of this bond shall be at a redemption price equal to its principal amount.

             The principal of this bond may become or be declared due and payable before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein provided.

             This bond is non-transferable except as required to effect transfer to any successor trustee under the 1998 Indenture, any such transfer to be made, at the office or agency of the Company in the Borough of Manhattan, The City of New York upon surrender and cancellation of this bond, and upon any such transfer a new bond of this series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series of the same aggregate principal amount, all as provided in the Indenture.

             No recourse shall be had for the payment of the principal of this bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of shareholders of the Company, based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the shareholders); all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, and being likewise waived and released by the terms of the Indenture under which this bond is issued, as more fully provided in said Indenture.

             This bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by The Chase Manhattan Bank, or its successor, as Trustee under said Indenture.


             IN WITNESS WHEREOF, the Company has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

             Dated
                   -------------------
                                        TUCSON ELECTRIC POWER COMPANY

                                        By
                                          ---------------------------------
                                                   President


          Attest:


          --------------------------
              Secretary

                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

               This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                   THE CHASE MANHATTAN BANK, as Trustee

                                   By:
                                      -------------------------------

                                                                  EXHIBIT B

                       MODIFICATIONS OF THE ORIGINAL INDENTURE

               1. (a) The modification of the introductory paragraph to the definition of "property additions" contained in Section 4 of
          Article I of the Original Indenture to read as follows:

                    "'Property additions' shall mean any new or additional
               property (including separate and distinct units, plants, systems and properties), and improvements, extensions or additions to or about the property of the Company, in every case properly chargeable to the utility plant accounts of the Company, purchased, constructed or otherwise acquired by the Company and used or useful or to be used in the Utility Business; provided, however, that"

                                                                       ;and

               (b) The modification of subdivision (b) in the definition of "property additions" contained in Section 4 of Article I of the Original Indenture by:

                    (i) deleting the period at the end of clause (7) of said subdivision (b) and replacing such period by a semi-colon; and

                    (ii) adding to said subdivision (b) a new clause (8)
               reading as follows:

                    "(8) Any property (other than space satellites) which
                  is located outside the territorial limits of the United States of America and its coastal waters and the Dominion of Canada and its coastal waters [and the United Mexican States and its coastal waters]<FN1>. 'Space satellites', shall mean any form of space satellites, space stations and other analogous facilities (including without limitation solar power satellites, stations and other analogous facilities), whether or not in the Earth's atmosphere."

                                                                       ;and

               (c) The modification of the definition of "Utility Business" contained in Section 2 of Article I of the Original Indenture to read as follows:



          --------------------

               * Note: The holders of the Bonds of the 2008 Series shall be deemed to have consented to the modification described in paragraph l(b) whether or not the bracketed language is contained therein.

                  "'Utility Business' shall mean the business of producing, generating, manufacturing, transporting, transmitting, distributing or supplying energy or fuel in any form, including without limitation electricity, gas (natural or artificial) or solar or geothermal energy, or water or steam, for any and all purposes."

                                                                       ;and

               (d)  The modification of Clause (A) of subdivision 3 of
          Section 6 of Article III of the Original Indenture to read as follows:

                  "(A) showing the amount, if any, of the unapplied balance
               of property additions included in the most recent certificate, if any, theretofore filed with the Trustee, whether pursuant to this subdivision (3), or pursuant to
               Section 9 of this Article, or pursuant to Section 9 of
               Article VII;"

               (e)  The modification of Clause (E) of subdivision 3 of
          Section 6 of Article III of the Original Indenture to read as follows:

                  "(E) showing the amount of the net property additions
               available as a basis for the authentication and delivery of bonds pursuant to Section 4 of this Article, which amount shall be determined as follows: To the amount shown in Clause (A) of this subdivision (3), there shall be added the amount of the cost or fair value, whichever shall be the less (such cost and/or fair value to be in all cases taken at the lowest amounts shown by any of the certificates delivered pursuant to this Section) of the property additions included in Clause (B) of this subdivision (3); and from the aggregate amount so arrived at there shall be deducted the amount by which the aggregate amount of the property retirements shown pursuant to Clause (C) of this subdivision (3) shall exceed the aggregate of the amounts shown pursuant to Clause (D) of this subdivision (3);"

               2. The modification of Sections 2 and 5 of Article I of the Original Indenture by deleting the words "and verified" following the word "signed" from the definitions of "engineer's certificate", "Treasurer's certificate" and "net earnings certificate".

               3. The deletion of all of the following, and any and all references thereto, which shall be in force and effect at the date of any meeting or meetings of bondholders under the Original
          Indenture: Article V of the supplemental indentures to the Original Indenture dated, respectively, as of April 1, 1949, December 1, 1952, January 1, 1955, January 1, 1958, November 1, 1959, November 1, 1961, February 1, 1965, February 1, 1966,
          November 1, 1969, September 1, 1971, March 1, 1972, May 1, 1973
          and November 1, 1975.

               4. (a) The deletion of all of the following, and any and all references thereto, which shall be in force and effect at the date of any meeting or meetings of bondholders under the Original
          Indenture: Section 9 of Article IV of the Original Indenture,
          Article III of the supplemental indenture to the Original Indenture, dated as of October 1, 1947, and Article IV of the supplemental indentures to the Original Indenture, dated, respectively, as of April 1, 1949, December 1, 1952, January 1, 1955, January 1, 1958, November 1, 1959, November 1, 1961,
          February 1, 1965, February 1, 1966, November 1, 1969, September 1, 1971, March 1, 1972, May 1, 1973, November 1, 1975 and October
          1, 1977;

          or, in the alternative

               (b) The modification of the first two paragraphs of Section 9 of Article IV of the Original Indenture to read as follows:

                  "Section 9. So long as any of the bonds of the Series due 1966 shall remain outstanding (unless and except to the extent that a regulatory body having jurisdiction shall direct a lesser amount), the Company will (subject to the provisions of Section 4 of Article XI) for each calendar year, charge against income or earned surplus and credit to replacement reserve in respect of its property pertaining to the Utility Business or other reserve for the write-down or write-off of such property, amounts which shall aggregate not less than (a) ten per centum (10%) of its gross operating revenues from the Utility Business during such year remaining after deducting from such gross operating revenues (i) an amount equal to the cost to the Company during each such year of fuel in any form used or to be used in the Utility Business, including the cost of acquisition and transportation thereof, and (ii) an amount equal to the cost to the Company during such year of electricity and gas purchased for resale or exchange, less (b) the amounts expended during such year for maintenance of the property of the Company pertaining to the Utility Business.


          --------------------

               * Note: The holders of the Bonds of the 2008 Series shall be deemed to have consented to the modification described in paragraph 4(b) either with the percentage shown above or with any higher percentage.

                  Within two calendar months after December 31 of each
               year, the Company shall file with the Trustee a Treasurer's certificate stating:

                    (a) The amount of its gross operating revenues from the Utility Business during the next preceding year remaining after deducting from such gross revenues (i) the cost during such year of fuel in any form used or to be used in the Utility Business, including the cost of acquisition and transportation thereof, and (ii) the cost during such year of electricity and gas purchased for resale or exchange;

                    (b) The amounts expended by the Company during said year for maintenance of the property of the Company pertaining to the Utility Business;

                    (c) The amounts charged against income or earned surplus and credited to replacement reserve in respect of its property pertaining to the Utility Business or other reserve for the write down or write-off of such property, by the Company during such year; and

                    (d) That the Company has complied, if such be the case, with the covenant in this Section 9 contained."

          or, in the alternative

               (c) The modification of the first two paragraphs of Section 9 of Article IV of the Original Indenture to read as follows:

                    "Section 9. So long as any of the bonds of the Series
                  due 1966 shall remain outstanding (unless and except to the extent that a regulatory body having jurisdiction shall direct a lesser amount), the Company will (subject to the provisions of Section 4 of Article XI) for each calendar year, charge against income or earned surplus and credit to replacement reserve in respect of its property pertaining to the Utility Business or other reserve for the write-down or write-off of such property, amounts which shall aggregate not less than the lower of
                  (a)(i) two per centum (2%)<FN3> of the cost of the depreciable property of the Company subject to the lien of this Indenture less (ii) the amounts expended during each such year for maintenance of the property of the Company pertaining to the Utility Business or (b)(i) ten per centum (10%)<FN4> of its gross operating revenues from the Utility Business, during such year remaining after deducting from such gross operating revenues (A) an amount equal to the cost to the Company during such year, of fuel in any form used or to be used in the Utility Business, including the cost of acquisition and transportation thereof, and (B) an amount equal to the cost to the Company during such year of electricity and gas purchased for resale or exchange less (ii) the amounts expended during each such year for maintenance of the property of the Company pertaining to the Utility Business.


          --------------------

               * Note: The Trustee shall vote in favor of, or consent to, the modification described in paragraph 4(c) with the percentages shown above or with any higher percentage in either instance or both instances.

                    Within two calendar months after December 31 of each
                  year, the Company shall file with the Trustee a Treasurer's certificate stating:

                     (a) The cost of the depreciable property of the Company subject to the lien of this Indenture;

                     (b) The amount of its gross operating revenues from the Utility Business during the next preceding year remaining after deducting from such gross revenues (i) the cost during such year of fuel in any form used or to be used in the Utility Business, including the cost of acquisition and transportation thereof, and (ii) the cost during such year of electricity and gas purchased for resale or exchange;

                     (c) The amounts expended by the Company during said year for maintenance of the property of the Company pertaining to the Utility Business;

                     (d) The amounts charged against income or earned surplus and credited to replacement reserve in respect of its property pertaining to the Utility Business or other reserve for the write down or write-off of such property, by the Company during such year; and

                     (e) That the Company has complied, if such be the case, with the covenant in this Section 9 contained".

               5.  The modification of clause (e) in subdivision (7) of
          Section 6 of Article III of the Original Indenture to read as follows:

                  "(e) that the Company has corporate authority and all
               necessary permission from governmental authorities to acquire and own such property additions;"

               6. The modification of Clause (A) of Section 5 of Article I of the Original Indenture by inserting after the term "gross operating revenues" the parenthetical phrase "(whether or not collected by the Company subject to refund at a future date)".

               7. The modification of Clause (A) of Section 5 of Article I of the Original Indenture by inserting after the term "net non-operating income", the first time it appears, the parenthetical phrase "(which shall be deemed to include, without limitation, an amount equal to the total amount of the allowance for funds used during construction, or any similar or analogous amount, included in the utility plant accounts of the Company as part of the cost of construction)".

               8. The modification of Clause (A) of Section 5 of Article I of the Original Indenture by changing the percentage set forth in the proviso thereto from 15% to 25% or any percentage less than 25%.

               9. The modification of Section 5 of Article III of the Company Mortgage to read as follows:

                  "Section 5. No bonds shall be authenticated and delivered upon the basis of property additions unless as shown by a net earnings certificate the net earnings of the Company for the period therein referred to shall have been in the aggregate either (a) at least equivalent to two times the annual interest requirements as shown by such net earnings certificate or (b) at least equivalent to fifteen per centum (15%) of the aggregate principal amount of bonds and other indebtedness the annual interest requirements in respect of which are shown in such net earnings certificate."

               10.  The modification of the first paragraph of Section 6 of
          Article IV of the Original Indenture to read as follows:


          --------------------

               * Note: The holders of the Bonds of the 2008 Series shall be deemed to have consented to the modification described in paragraph 9 either with the percentage shown above or with any higher percentage.

                  "Section 6. That it will keep the mortgaged property insured against fire and other risks to the extent usually insured against by companies owning and operating similar property, by reputable insurance companies or, at the Company's election, with respect to all or any part of the property, by means of an adequate insurance fund set aside and maintained by it out of its own earnings or in conjunction with other companies through an insurance fund, trust or other agreement (the adequacy of such insurance fund, trust or other agreement, to be evidenced by a certificate to be filed with the Trustee of an independent actuary or other qualified person selected by the Company and satisfactory to the Trustee). Any insurance policy may contain deductible provisions in a dollar amount per occurrence equal to the deductible amount usually contained in insurance policies or other arrangements for insurance of other companies owning and operating similar property, provided that the dollar amount of such deductible provisions may in any event be at least equal to 5% of the aggregate principal amount of bonds outstanding hereunder. Any loss from fire and such other risks, except any loss of merchandise, materials and supplies and except any other loss less than an amount equal to 5%<FN6> of the aggregate principal amount of bonds outstanding hereunder, shall be made payable to the Trustee as its interest may appear, unless required by the terms of any prior lien to be paid to the trustee or other holder thereof, as evidenced by an opinion of counsel. If the Company shall insure such property in whole or in part through an insurance fund, trust or other agreement, it hereby covenants and agrees to pay to the Trustee the amount of all losses, except in respect of any particular loss less than 5%<FN6> of the aggregate principal amount of bonds outstanding hereunder, to the extent that such amounts shall not be payable by insurance companies, and the amounts so required to be paid to the Trustee (as well as the amounts of all losses permitted to be retained by the Company because not in excess of 5% of the aggregate principal amount of bonds outstanding hereunder) shall be deemed to constitute proceeds of insurance for all purposes of this Indenture. All moneys received by the Trustee as proceeds of insurance against loss or damage shall be held and applied as hereinafter provided. On or prior to September 15 in each year, and at any other time upon the written request of the Trustee, the Company will furnish to the Trustee a Treasurer's certificate stating in substance that the Company has complied with all the terms and conditions of this Section, containing a detailed statement of the insurance then in effect upon the property of the Company on a date therein specified (which date shall be within 30 days of the filing of such certificate) and, except in respect of property insured by means of an insurance fund, trust or other agreement as permitted by this Section, showing the numbers of the policies of insurance in effect and the names of the issuing companies, the amounts of such policies, the deductible provisions of such policies and the property covered by such policies; and, in case any of the property shall at the time be insured by means of an insurance fund, trust or other agreement, as permitted by this Section, the Company shall, at the time of furnishing each such Treasurer's certificate, also furnish to the Trustee a certificate, as described above, with respect to the adequacy of such insurance fund, trust or other arrangement. Subject to the provisions of Section 2 of Article XII hereof, the Trustee shall be entitled to accept any such Treasurer's certificate, and, if required, any such other certificate above described, as satisfactory evidence of compliance by the Company with the provisions of this Section, and shall be under no duty with respect to any such Treasurer's certificate or any such other certificate, except to exhibit the same to any bondholder upon request."


          --------------------

               * Note: The holders of the Bonds of the 2008 Series shall be deemed to have consented to the modification contained in paragraph 10 either with the percentages shown above or, in any instance, a lower percentage.

               11. The modification of Section 4 of Article VII of the Original Indenture to read as follows:

                  "Section 4. Unless a default as defined in Section 1 of
          Article VIII hereof shall have happened and shall be continuing, the Trustee shall, whenever from time to time requested by the Company, and after being furnished with a certificate and opinion of counsel that all conditions precedent to the release in this Section provided for have been complied with, and without requiring compliance with any of the foregoing provisions of
          Section 3 of this Article (but subject to the requirements of Section 19 of Article IV hereof), release from the lien hereof any property (except cash, obligations or other personal property deposited or pledged or required to be deposited or pledged with the Trustee) which, as set forth in the certificate or opinion of an engineer, appraiser, or other expert furnished to the Trustee pursuant to Section 19 of Article IV hereof, is of a value not exceeding, in the aggregate in any period of 12 consecutive calendar months the greater of the sum of $25,000 or 1% of the aggregate principal amount of bonds at the time outstanding. The Company covenants that it will forthwith deposit with the Trustee the consideration received by it from the disposition of any property so released, to be held and applied as a part of the mortgaged property, in the manner provided in Section 9 of this Article, or with the trustee or other holder of a prior lien, if required by the terms thereof, as evidenced by an opinion of counsel."


               12.  The modification of the first proviso of Section 5 of
          Article IV of the Original Indenture to read as follows:

                  "provided, however, that nothing in this Section 5
               contained shall require the Company to observe or conform to any requirement of governmental authority or to pay, or cause to be paid or discharged, or make provision for, any such tax, assessment, lien or charge, (a) so long as the validity thereof shall be contested in good faith and by appropriate proceedings or (b) with respect to any such requirement of governmental authority, so long as the Company shall be in good faith doing all things technologically and economically feasible and prudent on its part to observe or conform to such requirement, unless, in any case, any part of the mortgaged property will thereby be lost or forfeited;"

               13. (a) The modification of the first sentence of Section 3 of Article VII of the Original Indenture to read as follows:

                  "Section 3. The Company shall have the right (in addition
               to the rights conferred by Sections 2, 4 and 5 of this Article) at any time and from time to time, unless a default as defined in Section 1 of Article VIII hereof shall have happened and shall be continuing, to sell, dispose of or exchange any part of the mortgaged property (other than any cash, obligations or other personal property deposited or pledged with or required to be deposited or pledged with the Trustee) the ownership of which by the Company shall no longer be desirable in the judicious management and maintenance of the mortgaged property or in the conduct of the business of the Company, or which the Company shall have been directed to sell or dispose of by order of any governmental authority having jurisdiction in the premises, or shall desire to sell or dispose of in reasonable anticipation of the making of such an order."

                                                                      ; and

               (b)  The modification of Clause (C)(1) of Section 3 of
          Article VII of the Original Indenture to read as follows:

                  "(1) that the Company has sold, disposed of or exchanged
               or has contracted to sell, dispose of or exchange the property so to be released for a consideration described, in reasonable detail, in said certificate, and either (a) that such sale or exchange is desirable in the conduct of the business of the Company, and that the ownership by the Company of the property to be released is no longer desirable in the judicious management and maintenance of the mortgaged property or in the conduct of the business of the Company, or (b) that such sale or disposition is made to comply with an order or orders of a designated governmental authority having jurisdiction to require such sale or disposition, or in reasonable anticipation of the making of such an order;".

               14. The amendment of Section 2 of Article I of the Original Indenture to add thereto a definition of the term "fair value" substantially to the following effect:

                  "Fair value", with respect to property, shall mean the
               fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm's-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the cost, accumulated depreciation and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the fair value of property shall be determined without deduction for any prior liens on such property (except as otherwise provided in clause (2) of subparagraph (C) of Section 3 of Article VII and (y) the fair value to the Company of property additions shall not reflect any reduction relating to the fact that such property additions may be of less value to a person which is not the owner or operator of the mortgaged property or any portion thereof than to a person which is such owner or operator. Fair value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the engineer certifying the same.

               15. The amendment of Section 2 of Article I of the Original Indenture to add thereto definitions of the terms "purchase money mortgage" and "purchase money obligations" substantially to the following effect:

                  "Purchase money mortgage" means, with respect to any
               property being acquired or disposed of by the Company or being released from the lien of this Indenture, a lien on such property which

                    (a) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

                    (b) is granted to one or more persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such lien to acquire rights in or the use of such property;

                    (c) is granted to any other person in connection with the release of such property from the lien of this Indenture on the basis of the deposit with the Trustee or the trustee or other holder of a prior lien of obligations secured by such lien on such property (as well as any other property subject thereto);

                    (d) is held by a trustee or agent for the benefit of one or more persons described in clause (a), (b) and/or
                  (c) above, provided that such lien may be held, in addition, for the benefit of one or more other persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such lien for one or more other purposes; or

                    (e) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

               and, without limiting the generality of the foregoing, for purposes of this Indenture, the term shall be deemed to include any lien described above whether or not such lien
               (x) shall permit the issuance or other incurrence of additional indebtedness secured by such lien on such property, (y) shall permit the subjection to such lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release. The term "purchase money obligation" shall mean an obligation secured by a purchase money mortgage.

               16.  The amendment of clause (b) in subdivision (1) of
          Section 9 of Article VII or the Original Indenture to read as follows:

                    (b) in an amount equal to 166 2/3% of the principal amount of bonds to the authentication and delivery of which the Company shall be entitled under the provisions of Section 7 of Article III hereof.

               17.  The amendment of the first paragraph of Section 3 of
          Article VII of the Original Indenture to:

                  (i) to delete therefrom the proviso in the second sentence of such paragraph or to provide that such proviso may be disregarded upon specified conditions; or

                  (ii)   to delete from such proviso the phrase "15% of";
               or

                  (iii) to change the term 15% in such proviso therein to any higher percentage not exceeding one hundred per centum (100%).

               18. The amendment of Section 7 of Article III of the Original Indenture change the semi-colon at the end of clause (4) in the first paragraph thereof to a period and to delete the remainder of said first paragraph.